Exhibit 99.1

News Release - August 8, 2013

CubeSmart Reports Second Quarter 2013 Results; FFO per Share Grows 28%; Same-Store NOI Increases 13.1%; Same-Store Occupancy Ends Quarter at 90%

WAYNE, PA — (MARKET WIRE) — August 8, 2013 — CubeSmart (NYSE: CUBE) today announced its operating results for the three months ended June 30, 2013.

CubeSmart Chief Executive Officer Dean Jernigan commented, “Self-storage industry fundamentals remain incredibly attractive and, combined with our deep and sophisticated platform, have supported the continuation of strong results for the Company.”

Key Highlights for the Quarter

•                  Reported funds from operations (“FFO”) per share, as adjusted, of $0.23, representing a year-over-year increase of 28%.

•                  Increased same-store (328 facilities) net operating income (“NOI”) 13.1% year over year, driven by 9.0% revenue growth and a 1.5% increase in property operating expenses.

•                  Ended the quarter with same-store occupancy of 90.0%, up from 84.1% at June 30, 2012; gained 630 basis points year over year in average same-store occupancy for the quarter.

•                  Closed on nine property acquisitions totaling $87.5 million, including locations in Illinois, Florida, Massachusetts, Maryland, and New Jersey.

•                  Amended the Company’s existing credit facility and term loan agreements involving $800 million of existing unsecured bank financing to achieve improved pricing and an elongated maturity profile.

Funds from Operations

FFO, as adjusted, was $31.6 million for the second quarter of 2013, compared with $22.6 million for the second quarter of 2012.  FFO per share, as adjusted, increased 28% to $0.23 for the second quarter of 2013, compared with $0.18 for the same period last year.

“Our operational strength during the quarter was broad-based, with all of our regional markets benefiting from healthy occupancy and revenue gains,” said Christopher Marr, President, Chief Operating Officer, and Chief Investment Officer.  “Notably, our same-store portfolio occupancy of 90 percent at quarter end — an all-time high — marks an important milestone for the Company and was accompanied by reduced promotional activity and positive pricing momentum.  In addition to our strong organic growth, we have continued to execute on our external growth initiatives, with year-to-date acquisition and disposition volumes that are at the upper end of our annual guidance targets and are consistent with our disciplined investment objectives.”

Investment Activity

The Company acquired nine assets for $87.5 million during the three months ended June 30, 2013.  These acquisitions included two assets in Florida, one in Illinois, one in Massachusetts, three in Maryland, and two in New Jersey.

Second Quarter 2013

Subsequent to quarter end, the Company acquired one asset in the New York City borough of Staten Island for $13.0 million.  In total for the year to date, the Company has acquired 11 assets for $107.4 million.

The Company sold no assets during the quarter.  Subsequent to quarter end, the Company exited the Knoxville, TN market with the disposition of 8 properties for proceeds of $25.0 million.  Year to date, the Company has sold 13 assets for $36.4 million.

Third-Party Management

During the quarter, the Company was awarded one new management contract.  At June 30, 2013, the Company managed 133 properties totaling 8.0 million square feet.  Year to date through June 30, 2013, the Company has been awarded 10 new management contracts and has acquired eight assets from the third-party management platform.

Same-Store Results

The Company’s same-store portfolio at June 30, 2013 represented 328 facilities containing approximately 21.8 million rentable square feet and included approximately 84.3% of the aggregate rentable square feet of the Company’s 386 owned facilities.  These same-store facilities represented approximately 80.8% of property net operating income for the quarter ended June 30, 2013.

Same-store physical occupancy at period end for the second quarter of 2013 was 90.0%, compared with 84.1% for the same quarter of last year.  Same-store net rental income for the second quarter of 2013 increased 7.6%, same-store total revenues increased 9.0%, and same-store operating expenses increased 1.5% from the same quarter in 2012.  Same-store net operating income increased 13.1%, as compared with the same period in 2012.

Operating Results

The Company’s total owned portfolio at June 30, 2013 represented 386 facilities containing 25.8 million rentable square feet and had a physical occupancy of 89.7%.

Total revenues increased $15.0 million and total property operating expenses increased $3.2 million in the second quarter of 2013, as compared with the same period in 2012.  Increases in total revenues are primarily attributable to increased occupancy levels in the same-store portfolio and revenues generated from property acquisitions.  Increases in total property operating expenses are attributable to the impact of newly acquired properties and a modest increase in same-store expenses.

Interest expense increased from $9.3 million during the three months ended June 30, 2012 to $10.7 million during the three months ended June 30, 2013, an increase of $1.4 million.

The Company reported net income attributable to the Company’s common shareholders of $1.0 million, or $0.01 per common share, in the second quarter of both 2013 and 2012.

Balance Sheet

In June, the Company amended its existing credit facility and term loan agreements involving $800 million of existing unsecured bank financing, as detailed in the Company’s press release dated June 18, 2013.  The amendments provided for a combination of lower borrowing spreads and maturity extensions for certain loans under the agreements.  The Company incurred capitalized costs of $2.1 million in connection with the amendment of the agreements.

In May, the Company entered into a new “at-the-market” equity program, entering into separate equity distribution agreements with five sales agents.  Pursuant to the agreements, the Company may, from time to time, sell up to 12 million common shares of beneficial interest through the sales agents.  The Company’s prior “at-the-market” equity program was discontinued in connection with entering into the new plan.  During the quarter, the Company sold 1.1 million common shares of beneficial interest through this program at an average sales price of $17.19 per share, resulting in net proceeds of $19.0 million.  At June 30, 2013, the Company had 10.9 million shares available for issuance under the existing equity distribution agreements.

Quarterly Dividend

On May 29, 2013, the Company declared a dividend of $0.11 per common share.  The dividend was paid on July 15, 2013 to common shareholders of record on July 1, 2013.

Also on May 29, 2013, the Company declared a dividend of $0.484375 for the 7.75% Series A Cumulative Redeemable Preferred Shares.  The dividend was paid on July 15, 2013 to holders of record on July 1, 2013.

2013 Financial Outlook

“Following exceptional operating performance through our rental season and enhanced visibility into the second half of the year, we are raising our annual FFO guidance range,” noted Chief Financial Officer Tim Martin.  “Embedded within this adjustment are increases to our annual same-store revenue and NOI growth expectations, which continue to be fueled by substantial year-over-year occupancy gains.  Additionally, with recently amended credit facility and term loan agreements as well as an expanded at-the-market equity program, we continue to deliver on our balance sheet objectives and remain well-positioned to fund our external growth with broad and attractive access to capital.”

The Company is adjusting its previously issued estimates as well as underlying assumptions, and now expects that its fully diluted FFO per share for 2013 will be between $0.86 and $0.90 (previously between $0.81 and $0.86), and that its fully diluted earnings per share for the period will be between $0.04 and $0.08.  The Company’s estimate is based on the following key assumptions:

•                  For 2013, a same-store pool consisting of 328 assets totaling 21.8 million square feet

•                  Same-store net operating income (“NOI”) growth of 7.5% to 8.5% over 2012 (previously 5.75% to 6.75%), driven by revenue growth of 6.5% to 7.0% (previously 5.5% to 6.0%) and expense growth of 4.0% to 4.5% (previously 4.0% to 5.0%)

•                  General and administrative expenses of approximately $29.0 million to $30.0 million

Due to uncertainty related to the timing and terms of transactions, the impact of anticipated investment activity is excluded from guidance.

2013 Full Year Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.04	to	$0.08
Plus: real estate depreciation and amortization	0.82		0.82
FFO per diluted share	$0.86	to	$0.90

The Company estimates that its fully diluted FFO per share for the quarter ending September 30, 2013 will be between $0.23 and $0.24, and that its fully diluted earnings per share for the period will be between $0.03 and $0.04.

3rd Quarter 2013 Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.03	to	$0.04
Plus: real estate depreciation and amortization	0.20		0.20
FFO per diluted share	$0.23	to	$0.24

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, August 9, 2013 to discuss financial results for the three months ended June 30, 2013.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.CubeSmart.com.  The dial-in numbers are 1-888-317-6016 for domestic callers, +1-412-317-6016 for international callers and 1-855-669-9657 for callers in Canada.  After the live webcast, the call will remain available on CubeSmart’s website for 30 days.  In addition, a telephonic replay of the call will be available through September 9, 2013. The replay dial-in number is 1-877-344-7529 for domestic callers and +1-412-317-0088 for international callers. The conference number for both is 10031534.

Supplemental operating and financial data as of June 30, 2013 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust.  The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers.  According to the 2012 Self-Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and real estate related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property, gains on remeasurement of investment in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other one-time items, which we believe are not indicative of the Company’s operating results.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense — early repayment of debt, acquisition related costs, equity in losses of real estate entities, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, gain on remeasurement of investment in real estate ventures, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate, including our ability to raise rental rates;

•         the execution of our business plan;

•         the availability of external sources of capital;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         increases in taxes, fees, and assessments from state and local jurisdictions;

•         risks of investing through joint ventures;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements.  We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Daniel Ruble

Investor Relations

(610) 293-5700

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30,	December 31,
	2013	2012

ASSETS
Storage facilities	$2,536,592	$2,443,022
Less: Accumulated depreciation	(386,924)	(353,315)
Storage facilities, net	2,149,668	2,089,707
Cash and cash equivalents	4,021	4,495
Restricted cash	4,540	6,070
Loan procurement costs, net of amortization	9,421	8,253
Other assets, net	30,072	41,794
Total assets	$2,197,722	$2,150,319

LIABILITIES AND EQUITY

Unsecured senior notes	$250,000	$250,000
Revolving credit facility	110,000	45,000
Unsecured term loans	500,000	500,000
Mortgage loans and notes payable	214,453	228,759
Accounts payable, accrued expenses and other liabilities	54,241	60,708
Distributions payable	16,550	16,419
Deferred revenue	12,682	11,090
Security deposits	427	444
Total liabilities	1,158,353	1,112,420

Noncontrolling interests in the Operating Partnership	36,446	47,990

Commitments and contingencies

Equity
7.75% Series A Preferred shares $.01 par value, 3,220,000 shares authorized, 3,100,000 shares issued and outstanding at June 30, 2013 and December 31, 2012	31	31
Common shares $.01 par value, 200,000,000 shares authorized, 134,430,071 and 131,794,547 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	1,344	1,318
Additional paid in capital	1,457,271	1,418,463
Accumulated other comprehensive loss	(11,794)	(19,796)
Accumulated deficit	(444,044)	(410,225)
Total CubeSmart shareholders’ equity	1,002,808	989,791
Noncontrolling interest in subsidiaries	115	118
Total equity	1,002,923	989,909
Total liabilities and equity	$2,197,722	$2,150,319

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

REVENUES
Rental income	$72,231	$59,424	$141,849	$116,741
Other property related income	8,854	6,741	16,548	12,517
Property management fee income	1,217	1,103	2,362	2,123
Total revenues	82,302	67,268	160,759	131,381
OPERATING EXPENSES
Property operating expenses	29,955	26,707	60,776	52,650
Depreciation and amortization	29,241	27,077	59,073	52,160
General and administrative	7,515	6,278	15,128	12,722
Total operating expenses	66,711	60,062	134,977	117,532
OPERATING INCOME	15,591	7,206	25,782	13,849
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(10,683)	(9,280)	(21,050)	(18,570)
Loan procurement amortization expense	(497)	(1,114)	(973)	(1,917)
Acquisition related costs	(1,648)	(313)	(1,763)	(863)
Equity in losses of real estate ventures	—	(210)	—	(461)
Other	(187)	(107)	(260)	(178)
Total other expense	(13,015)	(11,024)	(24,046)	(21,989)

INCOME (LOSS) FROM CONTINUING OPERATIONS	2,576	(3,818)	1,736	(8,140)

DISCONTINUED OPERATIONS
(Loss) income from discontinued operations	(8)	967	176	2,031
Gain on disposition of discontinued operations	—	6,206	228	6,206
Total discontinued operations	(8)	7,173	404	8,237
NET LOSS	2,568	3,355	2,140	97
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	(18)	(38)	17	111
Noncontrolling interest in subsidiaries	—	(774)	1	(1,508)
NET LOSS ATTRIBUTABLE TO THE COMPANY	2,550	2,543	2,158	(1,300)
Distribution to Preferred Shareholders	(1,502)	(1,502)	(3,004)	(3,004)
NET LOSS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS	$1,048	$1,041	$(846)	$(4,304)

Basic earnings (loss) per share from continuing operations attributable to common shareholders	$0.01	$(0.05)	$(0.01)	$(0.10)
Basic earnings per share from discontinued operations attributable to common shareholders	—	0.06	—	0.06
Basic earnings (loss) per share attributable to common shareholders	$0.01	$0.01	$(0.01)	$(0.04)

Diluted earnings (loss) per share from continuing operations attributable to common shareholders	$0.01	$(0.05)	$(0.01)	$(0.10)
Diluted earnings per share from discontinued operations attributable to common shareholders	—	0.06	—	0.06
Diluted earnings (loss) per share attributable to common shareholders	$0.01	$0.01	$(0.01)	$(0.04)

Weighted-average basic shares outstanding	133,677	122,599	133,316	122,433
Weighted-average diluted shares outstanding	136,329	122,599	133,316	122,433

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Earnings (loss) from continuing operations	$1,056	$(5,960)	$(1,243)	$(12,343)
Total discontinued operations	(8)	7,001	397	8,039
Net earnings (loss)	$1,048	$1,041	$(846)	$(4,304)

Same-store facility results (328 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended June 30,		Percent
	2013	2012	Change

REVENUES
Net rental income	$58,317	$54,195	7.6%
Other property related income	6,744	5,511	22.4%
Total revenues	65,061	59,706	9.0%

OPERATING EXPENSES
Property taxes	6,755	6,516	3.7%
Personnel expense	6,471	6,170	4.9%
Advertising	1,769	1,959	-9.7%
Repair and maintenance	814	791	2.9%
Utilities	2,107	2,016	4.5%
Property insurance	688	693	-0.7%
Other expenses	2,916	3,059	-4.7%

Total operating expenses	21,520	21,204	1.5%

Net operating income (1)	$43,541	$38,502	13.1%

Gross margin	66.9%	64.5%

Period end occupancy (2)	90.0%	84.1%

Period average occupancy (3)	88.2%	81.9%

Total rentable square feet	21,786	21,786

Realized annual rent per occupied square foot (4)	$12.14	$12.14	0.0%

Scheduled annual rent per square foot (5)	$13.27	$12.89	2.9%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$43,541	$38,502
Non same-store net operating income (1)	10,346	3,507
Indirect property overhead (6)	(1,540)	(1,448)
Depreciation and amortization	(29,241)	(27,077)
General and administrative expense	(7,515)	(6,278)

Operating Income	$15,591	$7,206

(1)                                 Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)                                 Represents occupancy at June 30 of the respective year.

(3)                                 Represents the weighted average occupancy for the period.

(4)                                 Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)                                 Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.

(6)                                 Includes property management income earned in conjunction with managed properties.

Same-store facility results (328 facilities)

(in thousands, except percentage and per square foot data)

	Six months ended June 30,		Percent
	2013	2012	Change

REVENUES
Net rental income	$114,971	$107,959	6.5%
Other property related income	12,652	10,330	22.5%
Total revenues	127,623	118,289	7.9%

OPERATING EXPENSES
Property taxes	13,796	13,219	4.4%
Personnel expense	13,095	12,579	4.1%
Advertising	3,133	3,344	-6.3%
Repair and maintenance	1,578	1,502	5.1%
Utilities	4,408	4,200	5.0%
Property insurance	1,407	1,388	1.4%
Other expenses	6,259	5,985	4.6%

Total operating expenses	43,676	42,217	3.5%

Net operating income (1)	$83,947	$76,072	10.4%

Gross margin	65.8%	64.3%

Period end occupancy (2)	90.0%	84.1%

Period average occupancy (3)	86.7%	80.5%

Total rentable square feet	21,786	21,786

Realized annual rent per occupied square foot (4)	$12.17	$12.31	-1.1%

Scheduled annual rent per square foot (5)	$13.16	$13.15	0.1%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$83,947	$76,072
Non same-store net operating income (1)	19,622	5,905
Indirect property overhead (6)	(3,586)	(3,246)
Depreciation and amortization	(59,073)	(52,160)
General and administrative expense	(15,128)	(12,722)

Operating Income	$25,782	$13,849

(1)                       Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)                       Represents occupancy at June 30 of the respective year.

(3)                       Represents the weighted average occupancy for the period.

(4)                       Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)                       Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.

(6)                       Includes property management income earned in conjunction with managed properties.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012

Net income (loss) attributable to common shareholders	$1,048	$1,041	$(846)	$(4,304)

Add (deduct):
Real estate depreciation and amortization:
Real property - continuing operations	28,860	26,662	58,322	51,434
Real property - discontinued operations	—	666	57	1,297
Company’s share of unconsolidated real estate ventures	—	513	—	1,027
Noncontrolling interest’s share of consolidated real estate ventures	—	(424)	—	(858)
Gains on sale of real estate	—	(6,206)	(228)	(6,206)
Noncontrolling interests in the Operating Partnership	18	38	(17)	(111)

FFO	$29,926	$22,290	$57,288	$42,279

Add:
Acquisition related costs	1,648	313	1,763	863

FFO, as adjusted	$31,574	$22,603	$59,051	$43,142

Earnings (loss) per share attributable to common shareholders - basic and diluted	$0.01	$0.01	$(0.01)	$(0.04)
FFO per share and unit - fully diluted	$0.22	$0.17	$0.41	$0.33
FFO, as adjusted per share and unit - fully diluted	$0.23	$0.18	$0.43	$0.34

Weighted-average basic shares outstanding	133,677	122,599	133,316	122,433
Weighted-average diluted shares outstanding	136,329	122,599	133,316	122,433
Weighted-average diluted shares and units outstanding	138,610	128,760	138,220	128,156

Dividend per common share and unit	$0.11	$0.08	$0.22	$0.16
Payout ratio of FFO, as adjusted	48%	44%	51%	47%